Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

Preliminary Fourth Quarter and Fiscal Year 2025 Financial Results

Full-year same store sales expected to increase 1.0% over last year; ending inventory expected to decrease $29.1 million or 8.5% and net debt expected to decrease 6.1% versus last year

WEST JORDAN, Utah, March 3, 2026--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”) (Nasdaq: SPWH) today announced preliminary results for the thirteen and fifty-two weeks ended January 31, 2026.

Preliminary Results for the Fourth Quarter and Full Fiscal Year 2026

For the fourth quarter ended January 31, 2026, the Company expects to report:

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Net sales of approximately $334.9 million, and same store sales of approximately $333.6 million.
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Adjusted EBITDA of approximately $9.6 million (see “Non-GAAP and Other Financial Measures”).

For the fifty-two weeks ended January 31, 2026, the Company expects to report:

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Net sales of approximately $1,209.2 million, and same store sales of approximately $1,205.6 million. This is an expected increase of 1.0% and 1.0% respectively, compared to the prior year.
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Adjusted EBITDA of approximately $27.5 million (see “Non-GAAP and Other Financial Measures”).
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Net debt of approximately $90.0 million, a decrease of 6.1%; ending inventory of approximately $312.9 million, a decrease of $29.1 million or 8.5% compared to the prior year; and total liquidity of approximately $107.8 million. The Company expects free cash flow for the full year to be approximately $7.6 million (see “Non-GAAP and Other Financial Measures”).

As part of the Company’s review of its stores, we have identified about five stores for potential closure due to underperformance and lack of profitability. The Company expects to incur an impairment charge for fiscal year 2025 primarily related to leasehold improvements and operating lease assets. In addition, the Company expects to incur additional charges if the stores are closed, primarily related to employee-related costs. The Company is currently analyzing and determining the amount of the impairment charges and related expenses and will provide additional details and disclosure when it reports its full-year earnings. The impairment charges expected to be incurred in the fourth quarter of fiscal year 2025 will not impact net sales or Adjusted EBITDA for fiscal year 2025. While the number of stores has not yet been determined, if the Company were to close five stores, we would expect them to contribute approximately $(1.5) million of Adjusted EBITDA for fiscal year 2025.

“I am pleased to report that our preliminary fourth quarter and full year results exceeded our expectations,” said Paul Stone, Chief Executive Officer of Sportsman’s Warehouse. “Although November and early December started out softer than expected – causing us to adjust our guidance – we saw sales accelerate mid fourth quarter, which carried into both January and February. The fourth quarter was highlighted by our strong performance in the hunting and shooting sports category, where we once again outperformed the adjusted NICS background check data, suggesting market share gains within the firearm space.”

“2025 marks the first year since 2020 where we have achieved positive same store sales growth for the full year,” continued Stone. “This is a testament to the execution of our three-year turnaround strategy we began to implement in 2024. I am also pleased with how we efficiently managed our balance sheet, with inventory expected to be down nearly 8.5% compared to last year and net debt anticipated to be down 6.1%. This gives me confidence that our team has the business well-positioned to achieve profitable growth in 2026.”

This press release includes the Company’s preliminary results for the quarter and year ended January 31, 2026. These expected results are preliminary and are subject to the completion of normal year-end accounting procedures and closing adjustments that are subject to change. The Company is currently in the process of finalizing its full financial results for the quarter and year ended January 31, 2026, and the preliminary results presented in this press release are based only upon preliminary information available to the Company as of March 3, 2026. The Company’s preliminary results should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP, and undue reliance should not be placed on the Company’s preliminary results. In addition, the Company’s independent registered public accounting firm has not audited or reviewed the preliminary results included in this press release or expressed any opinion or other form of assurance on such preliminary results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require the Company to make material adjustments to the preliminary results included in this press release. Therefore, the preliminary results included in this press release may differ, perhaps materially, from the results that will be reflected in the Company’s audited consolidated financial statements for the year ended January 31, 2026.The Company plans to report full fourth quarter and fiscal year 2025 results on March 31, 2026.

Non-GAAP and Other Financial Measures

This press release includes Adjusted EBITDA and free cash flow, which are defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and which are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Company defines Adjusted EBITDA as net (loss) income plus interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, expenses related to director and officer transitions, and expenses that we do not believe are indicative of our ongoing operations. Adjusted EBITDA adjusts for the impact of items that the Company does not consider indicative of the operational performance of its business.

The Company defines free cash flow as net cash provided by operating activities less capitalized software development costs and purchases of property and equipment. Free cash flow is an indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after capitalized software development costs and purchases of property and equipment, that can be used to repay debt obligations and/or for strategic initiatives. Free cash flow does not represent our residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

Management uses Adjusted EBITDA and free cash flow as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate Adjusted EBITDA and free cash flow differently than the Company does. Adjusted EBITDA and free cash flow are not measures of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results or cash flows will be unaffected by other unusual or non-recurring items. The Company has not provided a reconciliation of expected Adjusted EBITDA and free cash flow for the fourth quarter and fiscal year 2025, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures, including the expected impairment charge for the potential store closures, stock-based compensation expense and income tax expense that are difficult to predict in order to include in a GAAP estimate. The Company defines net debt as borrowings outstanding under the Company’s revolving credit facility and term loan facility less cash and cash equivalents. The Company defines total liquidity as total availability under the Company’s revolving credit facility plus cash and cash equivalents.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding preliminary fourth quarter and full-year 2025 results, the expected impact of the turnaround strategy that we began to implement in 2024, our ability to achieve profitable growth in fiscal year 2026, the possibility that we will close underperforming stores in the future, the number of stores that we expect to close and our expectations regarding the amount such stores are expected to contribute to Adjusted EBITDA for fiscal year 2025, and the expectation that we will incur an impairment charge for fiscal year 2025. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause the Company’s operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s plans to open additional stores in future periods, which may not be successful; the Company’s implementation of a plan to reduce expenses in response to adverse macroeconomic conditions, including an increased focus on financial discipline and rigor throughout the Company’s organization; impact of general macroeconomic conditions, such as labor shortages, inflation, elevated interest rates, the impacts of tariffs and trade disputes, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on April 2, 2025, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Strategic Programs & Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com